UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Williams-Sonoma, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

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ADDITIONAL INFORMATION REGARDING 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 3, 2020

The following information notifying stockholders of Williams-Sonoma, Inc. (the “Company”) of a change in meeting location relates to the Company’s Proxy Statement, dated April 17, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2020 Annual Meeting of Stockholders to be held on Wednesday, June 3, 2020. This information is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 15, 2020.

PLEASE READ THIS INFORMATION IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, JUNE 3, 2020

NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders of Williams-Sonoma, Inc. (the “Annual Meeting”) has been changed to a virtual-only meeting format due to public health and travel safety concerns relating to the coronavirus pandemic, and to support the health and safety of our stockholders, employees and other stakeholders. This means stockholders will not be able to attend the Annual Meeting in person. The Annual Meeting will continue to be held on Wednesday, June 3, 2020, at 9:00 a.m., Pacific Time, as previously announced. We expect our use of a virtual-only meeting format to be a one-time occurrence.

As described in the previously distributed proxy materials for the Annual Meeting, stockholders of record as of the close of business on April 6, 2020, the record date, or those with a valid proxy from a bank, broker or other nominee that held our shares on the record date are entitled to vote on the matters to be considered at the Annual Meeting. The items of business are the same as set forth in the Notice of 2020 Annual Meeting of Stockholders and Proxy Statement dated April 17, 2020.

The platform for the virtual Annual Meeting includes functionality that affords validated stockholders the same meeting participation rights and opportunities they would have at an in-person meeting. Stockholders who attend the virtual Annual Meeting by following the instructions below will have the opportunity to vote and submit questions or comments electronically during the Annual Meeting.

If you are a stockholder of record, to attend, vote and submit questions at the virtual Annual Meeting, please visit: https://web.lumiagm.com/204019225 and sign in by entering the ten-digit control number included on your proxy card. The meeting code is WSM2020 (case sensitive). During the meeting, you may cast your vote by following the instructions on the virtual Annual Meeting website.

If you hold your shares in street name through an intermediary, such as a bank, broker or other nominee, to attend and submit questions at the virtual Annual Meeting, you must obtain a control number in advance. This is a different number than what is on your voting instruction form. To obtain a control number, follow the instructions provided by your bank, broker or other nominee. Once you have your new control number, please follow the steps set forth above to access the virtual Annual Meeting website.

If you hold your shares in street name, in order to vote during the virtual Annual Meeting, you also must obtain in advance a “legal proxy” from your bank, broker or other nominee. To cast your vote during the meeting, follow the instructions on the virtual Annual Meeting website for completing an online ballot and submit the completed ballot along with a copy of your legal proxy via email.

During the virtual Annual Meeting, a list of our stockholders will be available for viewing by stockholders who signed in to the virtual Annual Meeting website with a valid control number by following the instructions on the virtual Annual Meeting website.

Online check-in will begin 30 minutes before the Annual Meeting, and you should allow ample time for the check-in procedures. Help and technical support for accessing the virtual meeting is available before the Annual Meeting by calling 1-800-468-9716.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials that were previously distributed. The proxy card or voting instruction form you previously received may continue to be used to vote your shares in connection with the Annual Meeting. Stockholders who have previously sent in proxies, or voted via telephone or by Internet, do not need to take any further action.

By Order of the Board of Directors
David King
Secretary
May 15, 2020

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 3, 2020: Williams-Sonoma, Inc.’s Annual Report of 10-K, Notice of Internet Availability of Proxy Materials and the Proxy Statement are available at ir.williams-sonomainc.com/financial-reports-page.